SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TICKETMASTER GROUP

          GABELLI FOUNDATION
                                 2/03/98            4,000            25.0000
                                 1/28/98            1,000            24.0000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 1/30/98           10,000            24.1344
                                 1/27/98           10,000            23.5625
          GABELLI INTERNATIONAL LTD
                                 1/26/98           20,000            23.0707
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 1/27/98           20,000            24.0000
                                12/23/97            3,800            23.0000
                                12/15/97            1,200            20.7900
                                12/10/97            3,200            23.0000
                                12/09/97           20,000            23.0000
                                12/09/97            1,800            22.9150
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/27/98           50,000            24.0000
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 1/28/98            2,500            24.1875
                                 1/27/98            7,000            24.0000
                                12/16/97            3,000            21.1250
               THE GABELLI EQUITY TRUST,INC.
                                 1/16/98           30,000            22.9922
                                12/01/97            9,100            22.5400
               THE GABELLI ASSET FUND
                                 2/05/98           22,000            24.5000
                                 1/27/98           28,000            24.0000
                                 1/16/98           50,000            22.9922
                                 1/05/98           50,000            23.2500
                                12/10/97           50,000            23.0000
                                12/08/97           40,000            23.0000
               THE GABELLI ABC FUND
                                 1/30/98            5,200            24.1250
                                 1/29/98            4,800            24.1650









SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TICKETMASTER GROUP

         GAMCO INVESTORS, INC.
                                 2/05/98              300            24.3750
                                 2/04/98            2,000            24.7500
                                 2/02/98            2,000            24.5000
                                 2/02/98          113,200            24.8361
                                 1/30/98           60,000            24.1422
                                 1/30/98            5,000            24.2088
                                 1/29/98           44,800            24.2493
                                 1/28/98            6,000            24.0833
                                 1/27/98            2,600            23.6875
                                 1/21/98           10,000            22.7500
                                12/31/97           10,000            23.2500
                                12/23/97            1,000            22.9375
                                12/16/98           10,000            21.3750
                                12/09/97            9,000-           22.6139
                                12/09/97            9,000            22.5972
                                12/05/97            1,000            23.0000
                                12/04/97            9,000            22.6139



























SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TICKETMASTER GROUP

          GABELLI ASSOCIATES LTD
                                 1/30/98              200-           21.5000
                                 1/30/98            3,000            24.2500
          GABELLI ASSOCIATES FUND
                                 1/09/98            2,100            22.2560
                                 1/07/98            8,400            23.0625
                                 1/05/98            2,500            23.2500






















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.